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                                                                   EXHIBIT 10.19


                                MASTER AGREEMENT

THIS MASTER AGREEMENT (the "Agreement"), effective 24 Aug., 1998 the "Effective Date"), between MPOWER SOLUTIONS INC., a Delaware corporation with its principal place of business located at 6400 S. Fiddler's Green Circle, Suite 540, Englewood, CO 80111 ("MPOWER") and QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation with its principal place of business located at One Malcolm Avenue, Teterboro, NJ 07608 ("Customer") sets forth the promises of the parties with respect to the products and services of MPOWER which are described in this Agreement.

WHEREAS, MPOWER is in the business of providing automated managed health care information software and services to businesses providing managed health care and insurance services, and desires to provide such services and software to Customer, subject to the terms hereof; and

WHEREAS, Customer is in the business of providing laboratory services to its customers, including managed health care providers, and desires to use the software and services provided by MPOWER, subject to the terms hereof.

NOW THEREFORE, in consideration of the mutual promises made, the terms and conditions hereunder described and other valuable consideration, the parties agree as follows:

I.    DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

A.    CPI

      "CPI" shall mean the Consumer Price Index for All Urban Consumers, U.S. City Average, for All Items (1982-1984= 100), as published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Bureau of Labor Statistics ceases to publish or substantially changes the content, calculation or format of the CPI, the parties will substitute another comparable index published by a mutually agreeable source; provided, however, that if the change is merely to redefine the base period to some other period, the parties will continue to use the affected index but will convert either the current or prior level of such index to the same basis as the other by using an appropriate conversion factor.

B.    Documentation

      "Documentation" shall mean the standard operational instructions, manuals and


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      related material regarding MPOWER Products (as defined below) which MPOWER will deliver to Customer as set out in the Attachments to this Agreement.

C.    MPOWER(R) Product(s)

      "MPOWER(R) Product(s)" shall mean those product(s) which MPOWER will deliver to Customer as set out in the Attachments to this Agreement.

D.    Release

      "Release" shall mean a set of computer programs and/or associated Documentation regarding an MPOWER Product which MPOWER makes available for use by its customers who are covered under warranty or a maintenance agreement regarding such MPOWER Product. MPOWER reserves the right to charge an additional license fee for any optional modules which MPOWER reasonably determines contains significant additional functionality. Such significant additional functionality shall mean (a) new modules or subsystems that are not a mere enhancement nor extension of existing functionality, which enhancements and extensions are covered under maintenance agreements, or (b) different hardware, operating system platforms or databases. The major modules and/or functionality initially covered under a given MPOWER Product are listed in an Exhibit to the applicable Attachment to this Agreement.

E.    Site(s)

      "Site(s)" shall mean the physical location(s) at which Customer conducts its business.

F.    Live Production Environment

      A live production environment ("Live Production Environment') is defined whereby MPOWER(TM) is managing on-line the enrollment and processing of subscribers or members, and, at a minimum, one line of business.

G.    Plan(s)

      A "Plan" (" Plans") shall mean a health benefit in which Customer or a Plan Sponsor is operating

H.    Enrollee

      "Enrollee" shall mean an individual who is currently enrolled with a Plan entitled to receive Covered Services or who has been enrolled in such Plan at some time during the then-previous twelve (12) months, whether or not such covered member has presented a valid claim to such Plan.


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I.    Covered Services

      "Covered Services" shall mean those healthcare or related benefits that an Enrollee is entitled to receive from a Participating Provider or other Provider pursuant to the applicable Enrollee Group Benefits Agreement.

J.    Participating Provider

      "Participating Provider" means Provider that has entered into an Agreement with Customer or Customer's customer to provide Covered Services to Enrollees.

K.    Group Benefits Agreement

      "Group Benefits Agreement" means the document distributed by Plan to its Enrollees describing all Covered Services in the Plan.

L.    Work Order

      "Work Order" shall mean a document that is separately executed by both parties, that (a) describes a scope of services that Customer wishes MPOWER to perform for Customer, (b) authorizes MPOWER to perform services for Customer, (c) obligates MPOWER to perform such services and (d) obligates Customer to pay for such services, all under the terms of that separate document, and which document, when executed, is incorporated and made part of this Agreement.

M.    Derivative Work

      "Derivative Work" shall mean any computer program, application, interface or related documentation that is based on an M. POWER Product, or any component part thereof, that is used or intended to be used as a commercial software product or as a competitive product to MPOWER.

N.    Source Code

      "Source Code" shall mean the commonly accepted source code of a computer program describing in a formal language certain logic functions, from which source code a computer program is compiled or interpreted to perform certain functions in a computer.

O.    Object Code

      "Object Code" shall mean the commonly accepted object code of a computer program, which is that version of the computer program logic that has been translated from the Source Code into instructions that can be run directly within a


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      computer in a predefined operating system environment.

P.    Plan Sponsor

      "Plan Sponsor" shall mean the health plan, organization or legal person that offers a Plan either directly or through another organization or legal entity to Enrollees.

Q.    Provider

      "Provider" shall mean a medical services provider, clinic, laboratory or other institution or facility that customarily provides Covered Services or other medical, surgical, laboratory, radiology, therapies, alternative medical services or any other commonly accepted services of a medical or medically related nature, whether licensed or unlicensed, to Enrollees of Customer or Customer's customers.

R.    Claim Transaction

      "Claim Transaction" shall mean a medical, surgical, laboratory, radiology, therapy or other service claim or encounter, whether for a Covered Service or any other service or product, submitted to Customer by a Provider detailing services or products provided by such Provider to an Enrollee.

S.    Encounter File

      "Encounter File" shall mean the codified output of one or more of the aforementioned services performed by such Provider to an Enrollee, resulting in claim transaction(s) to be processed.

T.    "Life" ("Lives")

      "Life" ("Lives") shall mean an Enrollee.

U.    End User

      "End User" shall mean all such authorized individuals deemed by Customer to require access to the then current release of MPOWER Product in Object Code form, based upon conformance to the terms and conditions set forth in Paragraph II (Confidential and Proprietary Information) of this Agreement.

V.    Customer

      "Customer" means Quest Diagnostics Incorporated, its wholly owned subsidiaries


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      and affiliates, and any other entity in which Quest Diagnostics
      Incorporated's ownership interest is no less than 45% of that entity.

II.   CONFIDENTIAL AND PROPRIETARY INFORMATION

      MPOWER, on behalf of itself, its employees, agents, vendors, successors, and assigns, agrees to keep in confidence all data relating to Customer's business to which MPOWER may have access as a result of performing its obligations under this Agreement and the terms of this Agreement.

      MPOWER asserts and Customer acknowledges that all MPOWER Products, the Documentation and the Releases, and all information, data, designs, MPOWER Product structure definitions of any system setups, benefit plans, provider contracts, fee groups, adhoc reports, letter formats, sample letter content, business process workflow diagrams, and any other structural templates and other similar information provided by, developed or reviewed by or in conjunction with MPOWER, and used by MPOWER in assisting Customer in the installation, implementation or on-going use of the MPOWER Product, and methodologies related thereto ("Proprietary Information") are the exclusive property of MPOWER or MPOWER's suppliers and that the Proprietary Information is confidential, has tangible value and includes trade secret information of MPOWER and/or MPOWER's suppliers. MPOWER and/or MPOWER's suppliers shall retain all rights to the Proprietary Information, including all copyright rights therein, except to the extent to which MPOWER grants rights to Customer to use the Proprietary Information pursuant to this Agreement. Customer may not create Derivative Works based upon the Proprietary Information in whole or in part. All improvements, enhancements and modifications to the Proprietary Information shall be owned exclusively by MPOWER or MPOWER's suppliers. Without MPOWER's prior written consent, Customer shall not decompile, disassemble or reverse engineer any Proprietary Information.

      Customer agrees not to sell, lease, assign or otherwise transfer, disclose or make available, in whole or in part, any portion of the Proprietary Information or the terms of this Agreement and Customer shall prevent disclosure of any pan of the Proprietary Information or the terms of this Agreement to any third party for any reason (except for disclosure or access to Customer's employees, contracted entities, or Customer's customers which is necessary for Customer to be able to use the Proprietary Information in accordance with this Agreement). Customer agrees to notify those employees, contracted entities or customers to whom Customer gives access to the Proprietary Information of the restrictions contained in this Section II and to ensure their compliance with such restrictions.

      The duties and obligations which are included in this Section II shall survive any


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      termination of this Agreement and/or Customer's right and license to use any MPOWER Product.

      If Customer desires to disclose any Proprietary Information to any third party or to permit any third party to have access to any Proprietary Information, such third party must have a legitimate need to have access to such Proprietary Information (consistent with the purpose[s] for which such disclosure was made to Customer) and, prior to any such disclosure or access, Customer and such third party must enter into a nondisclosure agreement with MPOWER in substantially the form set out in the Addendum which is attached to this Master Agreement and made a part hereof. In no event shall Customer disclose any Proprietary Information to any competitor of MPOWER.

      Customer and MPOWER specifically acknowledge that specific provider and benefit contract rates, the names, demographic information, contractual relationships, and medical information of any group, member, provider or other entity with a contractual relationship with Customer shall be considered Proprietary Information of Customer or of such other entity contracted with Customer, unless such information is available through public sources or through publicly available filings with any insurance or health care regulatory agency or with any industry accreditation or reporting body.

      Further notwithstanding the above, Customer and MPOWER acknowledge that Customer may create and distribute reports and data from its licensed use of the MPOWER Products in the normal course of its business to its customers, to health care providers, Enrollees, employers or Plan Sponsors, government agencies and others with a legitimate purpose in the conduct of the Customer's business and the data processed by the licensed MPOWER Products, and that such reports and distributed data do not constitute Derivative Works, unless they are used to create commercial software products for reuse and / or license to other parties.

      Customer and MPOWER agree that MPOWER has no rights in the data that is input by Customer or its agents in the use of the MPOWER Products, and agree that all of such data, and any subsequent information developed from such data by Customer in its use of the MPOWER Products is confidential information solely for the use of Customer. MPOWER shall not use the data and subsequent information developed by Customer in any manner, and it is agreed that such data and information is Proprietary Information of Customer.

III.  COPYING

      Customer, for each licensed instance of the MPOWER Product being used in a Live Production Environment, may make one (I) copy of each MPOWER Product in machine-readable form in a test region for the purpose of testing new releases or


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      fixes and also one (1) copy of each MPOWER Product in machine-readable form for backup purposes only. Customer agrees that upon copying any MPOWER Product, Customer shall place a label on the outside of each copy medium showing the program name, version number and any/all copyright and proprietary notices in the same form as contained on the original copy.

      In addition, Customer may make automated backup copies of its production and testing regions for operational backup purposes without applying the above labels, provided that such operational backup copies are maintained with the acceptable industry standard security measures and not made available to outside parties except for the case of disaster recovery purposes, in which case the disaster recovery agent will be bound to all the confidentiality and Proprietary Information restrictions to which Customer is bound hereunder, and further that no such disaster recovery agent may be a competitor of MPOWER.

IV.   SOURCE CODE ESCROW

      At the request of Customer, MPOWER and Customer will enter into an agreement with MPOWER's escrow agent ("Custodian") for the depositing of the MPOWER Products' Source Code ("Source Code Copy"). [The current Custodian is NORWEST Bank.] MPOWER shall notify Customer at least ten (10) business days prior to a change in the entity identified as the Custodian. Subject to Customer's payment of all fees due under this Agreement in accordance with the applicable payment terms and Customer's payment of all fees related to' Custodian's administration of said escrow (the current rate as of the date of this Agreement being One Thousand Five Hundred ($1,500.00) Dollars per annum), the Source Code Copy so deposited will be maintained during the period Customer shall use and purchase, and MPOWER shall provide, software maintenance services for the particular MPOWER Product. The Source Code Copy will be updated by MPOWER within thirty (30) days after each new Release of the particular MPOWER Product.

      The parties agree that the Source Code Copy shall be held by the Custodian for delivery to Customer under the conditions that this Agreement is terminated as a result of a material breach of the terms of this Agreement by MPOWER or MPOWER riles for bankruptcy under Chapter 7, and its business is not continued by virtue of a merger, consolidation, the sale of all or substantially all of its assets, or through some other transaction by another fiscally sound and technically qualified corporation or entity, and the Custodian of the Source Code has received from Customer or from MPOWER, or from a court of competent jurisdiction: (i) written notification of any such event or condition; (ii) demand that a copy of the Source Code Copy be mailed to Customer; (iii) written undertaking from Customer, which shall be legally binding, that the copy 'of the Source Code Copy to be supplied to Customer will be used only for Customer's maintenance of the


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      MPOWER Products at a specified location and will be promptly returned to the Custodian at the expiration of the period during which Customer, under its agreement with MPOWER, has the right to use the MPOWER Products, and that the copy of the Source Code and the information and material contained therein shall be held confidentially by Customer, its employees and agents who are involved in the use and technical maintenance of the MPOWER Products, and shall not, under any circumstances, be disclosed or made available to any other person or entity; and (iv) specific instructions from Customer for the delivery of a copy of the Source Code Copy, with a copy of such instructions to MPOWER. Customer will pay the costs and expenses of the Custodian in carrying out the requirements of this Section.

      In addition, if Customer uses the MPOWER Product Source Code, it will only be for the purposes for which the Object Code is licensed under this Agreement and not for re-license, reverse engineering or to create a derivative product. The Confidential and Proprietary Information provisions of Section II apply also to the Source Code.

V.    TERMINATION

      Should Customer fail to pay any sum due and payable under this Agreement, MPOWER shall notify Customer in writing of such failure to pay. Customer shall then have thirty (30) days from the delivery of MPOWER's written notice to pay such amount(s). The foregoing sentence in no way relieves Customer from its obligation to pay any and all late charges which may become due as set forth in Section VI below. If payment is not made within such thirty (30) days, MPOWER shall have the immediate right to discontinue any and all services under this Agreement. Furthermore, if payment is not made within sixty (60) days from the delivery of MPOWER's written notice, MPOWER shall have the immediate right to terminate this Agreement, except that the License granted hereunder shall not be terminated unless the sum due and unpaid is specifically for the License granted hereunder.

      Should either party commit a material breach of its obligations under this Agreement, other than failing to pay money, the non-breaching party may notify the breaching party in writing, setting out the breach, and the breaching party shall have thirty (30) days to remedy such breach. If the breaching party fails to remedy the breach during this thirty (30)-day period, or, with respect to those breaches which cannot reasonably be remedied within thirty (30) days, if the breaching party fails to proceed promptly after being given such notice to commence remedying the breach and thereafter to diligently proceed to remedy the same, the other party shall have the right to terminate this Agreement, provided such party gives the breaching party ten (10) days' prior written notice to that effect. Notwithstanding the foregoing, either party shall have the right to


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      immediately terminate this Agreement upon any breach by the other of its obligations under Section II above.

      Termination of this Agreement shall be without prejudice to all accrued rights and remedies either party may have and shall not affect any continuing rights and obligations of the parties under this Agreement.

      Upon the termination of this Agreement and/or any Attachment to this Agreement, Customer shall return to MPOWER all Proprietary Information regarding the MPOWER Product whose license is being terminated, within thirty (30) days after such termination and MPOWER shall return to Customer any proprietary information obtained in the performance of this Agreement within thirty (30) days after such termination.

      Notwithstanding anything to the contrary herein, the License granted hereunder shall not be terminated due to any breaches that relate to Software Maintenance services; Implementation services; Training services; Conversion services and/or Other services as identified in this Agreement or the Attachments hereto. In the instances of such breaches MPOWER'S termination remedies shall be limited to termination of this Agreement as it applies to such services.

VI.   INVOICES AND CHARGES

      Unless a specific payment date is set out in an Attachment to this Agreement, Customer agrees to remit all payments under this Agreement so that MPOWER shall receive such payments no later than thirty (30) days from the date of Customer's receipt of MPOWER's invoice. Customer also agrees that MPOWER shall have the right to charge interest of one percent (1.0%) of the outstanding balance per month, and Customer agrees to pay such charges if assessed. All prices mentioned in this Agreement are in U.S. Dollars. The parties agree that the prices set out in this Agreement do not include any sales, use or gross receipts taxes, any duties, any similar assessments, or any other tax imposed on any party by virtue of this Agreement, all of which, excluding only taxes based on MPOWER's income, shall be the sole liability of, and shall be paid solely by, Customer.

VII.  FORCE MAJEURE

      Neither party shall be liable to the other for failing to fulfill any obligation under this Agreement if such failure is caused by an event which is beyond such party's reasonable control and which is not caused by such party's fault or negligence, including without limitation, acts of God, acts of war, fires, strikes, lightning, floods, epidemics, civil unrest, power shortages, a third party's equipment failure,


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      delays in transportation, or either party's inability to obtain necessary labor, material or components due to causes beyond such party's reasonable control.

VIII. CUSTOMER RESPONSIBILITIES

      A.    Customer Responsibilities

      Customer acknowledges that MPOWER(R) reflects certain interdependent relationships, such as exist among the data variables, logic rules and system functions of MPOWER(R). Customer further acknowledges that it is required and has a responsibility to understand such data variables, logic rules and system functions, and their interdependent relationships, and to define for its own purposes such data variables, logic rules and system functions to MPOWER(R) in such a way that MPOWER(R) will provide the functionality desired by Customer. Customer acknowledges that it has or will hire and will maintain on its staff personnel who are able to understand and define such data variables, logic rules, system functions and interdependent relationships. Customer further acknowledges that, even though MPOWER may assist Customer personnel in performing these tasks, the responsibility for the effective definition and maintenance of these data variables, logic rules and system functions resides with Customer and not with MPOWER, unless Customer specifically requests MPOWER to perform these tasks at agreed upon rates specified in a Work Order.

      B.    Customer Data

      Customer shall be responsible for inputting and ensuring the accuracy, validity and completeness of all data variables, logic rules, system functions and Customer data, including but not limited to group, subscriber, member, provider, utilization, encounter, claims, capitation, fund accounting, billing, collection, broker, benefits, product contract, provider contract, provider fees, standard business measures, and other similar or related data. Customer shall also be responsible for inputting and ensuring, the accuracy, validity and completeness of all user-defined report definitions, all report and batch production job specifications and priority scheduling criteria. Customer shall also be responsible for initiating, monitoring, operating, printing and ensuring the accuracy, validity, and completeness of all print outputs and file downloads, such as but not limited to all reports, premium bills, checks, and the like, determining how many and on what print stock such outputs are to be printed or into which files or programs on Customer-controlled computers such files are to be downloaded and manipulated, at Customer's own initiative, responsibility and risk. Customer hereby acknowledges responsibility for generally controlling all aspects related to the production, distribution and control of such outputs. Customer further acknowledges that, notwithstanding the responsibility of MPOWER to have used


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      due care and diligence in the design, programming, documentation and operation of the System, the accuracy of Customer's data base within MPOWER(R) and the accuracy of the several outputs of the MPOWER(R), including but not limited to, outputs that control the billing, receipt or expenditure of monies, will be dependent on the accuracy and use of the data variables, logic rules, system functions and Customer data input into MPOWER(R) by Customer and verified by Customer.

      C.    Other Customer Obligations

      In addition to its other obligations hereunder, Customer will on a timely basis:

            1. Establish appropriate priorities for Customer, on a regular basis and no less frequently than every ninety (90) days, that relate to MPOWER(R) and communicate the same to MPOWER. Customer recognizes that changes in such priorities may result in additional fees hereunder for additional staff, as incremental support, or reordering of other priorities to provide MPOWER services within the current fee structure.

            2. Cooperate with MPOWER by, among other things, making available, as reasonably requested by MPOWER, management decisions, information, approvals, and acceptances in order that MPOWER may properly accomplish its obligations and responsibilities hereunder.

            3. Carefully inspect and review all MPOWER generated reports and other output and notify MPOWER of any incorrect reports or output.

            4. Personalize, maintain, reproduce and distribute (solely for Customer's internal use) procedure manuals and documentation used by Customer personnel in connection with the MPOWER services hereunder.

            5. Train applicable Customer personnel to properly prepare input for and to effectively utilize output from the systems operated by MPOWER hereunder.

            6. Pay all costs of acquisition, installation, use and maintenance of equipment at Customer's site, as required for the performance of MPOWER services.

            7.    Such other responsibilities as set forth herein.

      Customer agrees that to the extent its failure to meet its obligations set forth in this Section VIII C affects the ability of MPOWER to perform MPOWER's obligations under this Agreement, MPOWER shall be relieved of such


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      obligations, and Customer shall indemnify MPOWER against any claims or liabilities arising, out of such failure by Customer, subject to the liability limitations set forth elsewhere herein.

      D.    Reprocessing or Reconstructing of Data

      During any period of use of MPOWER(R), to the extent that any Customer data must be corrected, recreated, restored or reprocessed due to the fault or negligence of Customer, its employees or agents, or by a breach by Customer of any of its obligations hereunder, MPOWER will do so, and in such event Customer shall pay MPOWER at the service fee rates outlined in an applicable Work Order and reimburse MPOWER for any reasonable direct costs incurred by MPOWER in correcting, recreating, restoring or reprocessing such data or in providing assistance therewith.

IX.   LIMITATION OF LIABILITY

      CUSTOMER AGREES THAT MPOWER SHALL HAVE NO LIABILITY TO CUSTOMER FOR INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF MPOWER IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR LOSS OF USE OR OTHER COMMERCIAL LOSS (INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES AND/OR PROFITS), HOWEVER OCCASIONED AND WHATEVER THE FORM OF ACTION, FOR ACTUAL OR IMPUTED NEGLIGENCE, BREACH OF CONTRACT, BREACH OF WARRANTY OR OTHERWISE.

      FURTHERMORE, CUSTOMER AGREES THAT IN NO EVENT SHALL MPOWER BE LIABLE FOR DIRECT DAMAGES IN EXCESS OF ALL FEES CUSTOMER SHALL HAVE PAID MPOWER UNDER THIS AGREEMENT.

      The parties agree that no action, regardless of form, which may arise out of the transactions under this Agreement may be brought by either party more than two (2) years after the cause of action is known, or ought reasonably to have been known, to the party bringing the action.

      MPOWER AGREES THAT CUSTOMER SHALL HAVE NO LIABILITY TO MPOWER FOR INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF CUSTOMER IS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR LOSS OF USE OR OTHER COMMERCIAL LOSS (INCLUDING, BUT NOT LIMITED TO, LOSS OF REVENUES AND/OR PROFITS), HOWEVER OCCASIONED AND WHATEVER THE FORM OF ACTION, FOR ACTUAL OR IMPUTED NEGLIGENCE, BREACH OF CONTRACT, BREACH OF WARRANTY OR OTHERWISE.


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X.    INFRINGEMENT

      MPOWER agrees to defend, indemnify and hold Customer harmless against any and all claims that any MPOWER Product infringes a U. S. Letter Patent, copyright, trade secret or the proprietary fights of others, provided that MPOWER, shall have received timely written notice of any such claim and that MPOWER shall have sole control of the defense of such claim and all negotiations for the settlement or compromise of such claim.

      As of the date first written above, MPOWER warrants that it is not aware of any infringement, and has not been notified by any third party that it may be infringing, any U.S. Letter Patent, copyright, trade secret or the proprietary fights of others.

      If use of an MPOWER Product by Customer is enjoined, or becomes, or, in MPOWER's sole opinion, is likely to become, the subject of a claim of infringement, MPOWER will, at its option and expense, either:

      1. procure for Customer the right to continue using the MPOWER Product in question; or

      2. replace or modify the same so that it is functionally equivalent [i.e. the MPOWER Product will achieve the same or similar business logic result] (or contains more functionality) and is non-infringing.

      Notwithstanding the foregoing, if MPOWER determines that neither of the alternatives set forth above is reasonably available, MPOWER will refund to Customer any unamortized portion of the infringing MPOWER Product's license fee which has then been paid by Customer. Amortization shall be based upon a seven (7)-year life of the infringing MPOWER Product, beginning on the date the infringing MPOWER Product was licensed by Customer from MPOWER. Should such refund occur, Customer agrees to return the infringing MPOWER Product to MPOWER.

      Should any refund described above occur, the license for the infringing MPOWER Product shall be terminated and MPOWER, its affiliates, subsidiaries, assigns and successor corporations shall be released from any and all liability arising from any and all claims, losses, liabilities, damages, costs or deficiencies which are then-existing or which may arise in the future with regard to such infringing MPOWER Product(s) for which MPOWER has refunded fees pursuant to this Section X.

      Notwithstanding anything contained herein to the contrary, MPOWER shall have no liability for any loss, cost, claim or expense caused by:


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      1.    alteration of any MPOWER Product provided hereunder by any party other than MPOWER;

      2. any loss, expense or liability resulting from any infringement which is a consequence of MPOWER's compliance with designs or code submitted to MPOWER by Customer;

      3. the use of any MPOWER Product in combination with products not licensed to customer by MPOWER;

      4. continuation of the allegedly infringing activity by Customer after Customer is notified in writing thereof and after the conclusion of a reasonable grace period afforded Customer in the notice to migrate from the infringing activity to an alternate solution; or

      5. Customer's use of an MPOWER Product other than in compliance with the terms and conditions of this Agreement.

      Notwithstanding the foregoing, MPOWER shall not be obligated to defend, indemnify or hold Customer harmless from and against any claim, suit proceeding or allegation asserted by a parent, subsidiary or affiliate of Customer.

      The foregoing remedy set forth in this Section X represents the exclusive remedy of Customer and MPOWER's sole liability with regard to any claim that an MPOWER Product infringes the rights of others.

XI.   RESOLUTION OF DISPUTES

      If any dispute shall arise between the parties under this Agreement, the parties shall make every effort to amicably resolve the dispute by providing written notice of the dispute, setting forth the nature of the dispute in sufficient detail for the other party to evaluate the matter and respond to the claims of the other party. The other party will provide a written response in reasonable detail (to the extent allowable based on the sufficiency of details provided by the notifying party), within a reasonable time, but no greater than 30 business days after receipt of such notice, to the allegations of the notifying party. If the parties are unable to resolve the dispute within 30 business days of the receiving party's response to the notifying party, then the parties may seek to invoke the arbitration provision set forth below.

      If the matter has not been resolved pursuant to the aforesaid dispute resolution procedures (which may be extended by mutual agreement) the controversy shall be settled by arbitration in accordance with the American Arbitration Association.

      (the "Association) under the Commercial Arbitration Rules of the Association then in effect, by an arbitrator knowledgeable in the computer area. The arbitrator shall be selected by mutual agreement of MPOWER and Customer. If MPOWER and Customer can not agree upon an arbitrator, an arbitrator shall be appointed by the Court with jurisdiction over the dispute. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Sec. 1-16, and judgment upon the award by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be in Bergen County, New Jersey. Each party shall pay its own costs and expenses.

XII.  SUCCESSORS AND ASSIGNS

      This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and (to the extent specified in any assignments) assigns. Customer shall not assign or otherwise transfer this Agreement without the prior written consent of MPOWER. Customer, however, may assign this Agreement to any subsidiary or affiliate of Customer in which Customer owns an equity position of 51% or more, or to any successor company to Customer in the event that Customer conveys substantially all of its assets (or stock) to, or merges with, another Company, by giving notice to MPOWER within 30 days of any such conveyance.

XIII. OMNIBUS RECONCILIATION ACT COMPLIANCE

      As applicable under the Omnibus Reconciliation Act of 1980, until the expiration of four (4) years after the furnishing of services under this Agreement, MPOWER shall, upon receipt of written request, and if then required to make such information available under the then-existing law, make available to the Secretary of the United States Department of Health and Human Services ("Secretary"), the Comptroller General, or any of their duly authorized representatives, this Agreement, books, documents, and/or records of MPOWER that are necessary to certify the nature and extent of products and services delivered under this Agreement and costs associated therewith. Furthermore, if MPOWER carries out any of the duties of this Agreement through a subcontract with a value or cost of Ten Thousand Dollars ($10,000.00) or more over a twelve (12)-month period, such subcontract will contain a clause to the effect that, until the expiration of four (4) years after the furnishing of such services under such subcontract, the subcontractor shall, upon receipt of written request and if then required to make such information available under the then-existing law, make available to the Secretary, Comptroller General, or any of their duly authorized representatives, the subcontract, books, documents, and/or records of such subcontractor that are necessary to verify the nature and extent of such costs.

XIV.  RELATIONSHIP MANAGEMENT

      A. Meetings. MPOWER and Customer agree to discuss business and relationship strategies affecting both parties, as is required to effectively manage the relationship between the parties. MPOWER and Customer further agree to have regularly scheduled communications to summarize current activities, performance results, error corrections and work efforts, as well as the future planned activities.

      B. Release Discussions. MPOWER agrees to discuss with Customer its planned future Releases and share with Customer at least sixty (60) to ninety (90) days in advance of a projected future Release its then current Release priorities, release notes and expectations regarding new or expanded functionality to be included in such future Release.

      C. Liaison. During the term of this Agreement, each party will provide a liaison who (i) will have overall management responsibility for the performance by the party hereunder, (ii) will have primary operational responsibility, and (iii) will serve as the party's primary liaison with the other party with respect to performance under this Agreement.

XV.   MISCELLANEOUS

      A. Invalidity. If any of the provisions, or portions thereof, of this Agreement are deemed to be invalid under any applicable statute or rule of law, they are to that extent to be deemed omitted, and the parties agree to negotiate in good faith to bring such provisions, or portions thereof, into compliance.

      B. Headings. The headings of Sections in this Agreement and in the Attachments are included for convenience only and shall not be considered by either parry in construing the meaning of this Agreement or any Attachment.

      C. Notices. Any notice given under this Agreement shall be in writing, sent by Certified Mail, Return Receipt Requested or overnight courier such as FedEx or equivalent, and shall be deemed to be delivered upon receipt by the receiving party.

            All notices remitted to MPOWER shall be remitted to the attention of: Chief Executive Officer. All notices remitted to Customer shall be remitted to the attention of Vice President, General Manager of Quest Informatics, with a cc: Deputy General Counsel.

      D. Waiver. Neither party shall be deemed to have waived any term or provision of this Agreement, nor consented to any breach of this Agreement, unless such party shall waive such term or provision, or shall consent to such breach, in writing. Any such written waiver and/or consent must be signed by the party which is waiving such term or provision or is consenting to a breach. Either party's consenting to a waiver, or a breach, by the other, whether express or implied, shall not constitute consent or waiver of any other different or subsequent breach by the other.

      E. Governing Law. This Agreement and all Attachments hereto shall be governed by and construed according to the laws of the State of New Jersey.

The parties have each read this Agreement and agree to be bound by all of its provisions, and further agree that it constitutes the complete and exclusive statement of the agreement between them with regard to the subject matter referenced herein, and supersedes any and all prior agreements and understandings between them pertaining to the subject matter of this Agreement and takes precedence over the provisions of any purchase orders submitted to MPOWER by Customer. This Agreement may be amended only in writing signed by authorized representatives of both of the parties.

QUEST DIAGNOSTICS INCORPORATED               MPOWER SOLUTIONS INC.
("CUSTOMER")                                 ("MPOWER")

GERALD C. MARRONE                            MARK S. RENGELL
--------------------------------             -----------------------------------
SIGNATURE                                    SIGNATURE

GERALD C. MARRONE                            MARK S. RENGELL
--------------------------------             -----------------------------------
NAME PRINTED                                 NAME PRINTED

SENIOR VICE PRESIDENT                        SENIOR VICE PRESIDENT
--------------------------------             -----------------------------------
TITLE                                        TITLE

                          ADDENDUM TO MASTER AGREEMENT

               NONDISCLOSURE AGREEMENT FOR PROPRIETARY INFORMATION

In consideration of _____________________________________ ("Customer")
disclosing certain confidential and proprietary information relating to the MPOWER(R) Managed Care Information System (and / or other MPOWER Product involved) and information, data, designs, documentation and methodologies related thereto (collectively, "Proprietary Information") to __________________, located at _____________________________________,("Third Party") for the sole purpose of allowing Third Party to facilitate Customer's use of the Proprietary Information, Third Party agrees to the following:

Third Party acknowledges that the Proprietary Information is the exclusive property of MPOWER SOLUTIONS INC., a Delaware corporation, located at 6400 S. Fiddler's Green Circle, Suite 540, Englewood, CO 80111("MPOWER") and that such Proprietary Information is confidential, has tangible value and includes trade secret information of MPOWER. MPOWER shall retain all rights to the Proprietary Information, including all copyright rights therein, except to the extent to which Third Party is allowed to use the Proprietary Information pursuant to this Nondisclosure Agreement. All improvements, enhancements and modifications to the Proprietary Information shall be owned exclusively by MPOWER.

Third Party agrees not to sell, lease, assign or otherwise transfer, disclose or make available, in whole or in part, any portion of the Proprietary Information and Third Party shall prevent disclosure of any part of the Proprietary Information to any other third party for any reason (except for disclosure or access to Third Party's and Customer's employees which is necessary for Third Party to be able to use the Proprietary Information in accordance with this Nondisclosure Agreement). Third Party agrees to notify its employees to whom Third Party gives access to the Proprietary Information of the restrictions contained in this Nondisclosure Agreement and to ensure their compliance with such restrictions.

Third Party agrees to return all Proprietary Information promptly to Customer or MPOWER upon the earlier of (i) MPOWER's or Customer's request or (ii) completion of Third Party's assignment for Customer. Third Party agrees that it shall not use, and it shall not permit the use of, the Proprietary Information for any purpose other than as expressly authorized in this Nondisclosure Agreement.

This Nondisclosure Agreement shall be governed by the laws of the State of New Jersey. If any provision of this Nondisclosure Agreement is invalid under any applicable statute, it is to be deemed omitted. If any action is instituted to enforce or interpret the terms of this Nondisclosure Agreement, the prevailing party shall be entitled to reasonable attorney's fees and expenses in addition to any other entitled relief. This Nondisclosure Agreement shall be effective as of the date the Proprietary Information is first disclosed to Third Party.


--------------------------------------
("Third Party")

--------------------------------------
Signature of Authorized Signatory

--------------------------------------
Name Printed

--------------------------------------
Title

--------------------------------------
Date

In consideration of MPOWER's approval of the disclosure of Proprietary Information to Third Party, Customer agrees to use its best efforts to ensure the adherence by Third Party of all the terms of this Nondisclosure Agreement, and shall support MPOWER in pursuing its remedies in the event of any breach by Third Party of this Nondisclosure Agreement.


--------------------------------------
Customer

--------------------------------------
Signature of Authorized Signatory

--------------------------------------
Name Printed

--------------------------------------
Title

--------------------------------------
Date

                                  ATTACHMENT 1

I.    DEFINITIONS

      Except as set forth in this Section I of this Attachment, all capitalized terms used in this Attachment shall have the same meaning as set forth in the Master Agreement.

A.    Master Agreement

      "Master Agreement" shall mean the agreement to which this Attachment 1 is attached.

B.    Agreement

      "Agreement" shall mean the Master Agreement and all Addenda, Exhibits and Attachments thereto.

C.    MPOWER(R)

      "MPOWER(R)" shall mean the software product marketed by MPOWER which is being licensed by Customer under this Attachment and the Master Agreement. The high level modules that are included in' MPOWER(R) as of the date of this Attachment are listed in Exhibit F hereto.

II.   GRANT OF LICENSE

      In consideration of Customer's paying the Initial License Fee (as hereinafter defined) MPOWER grants Customer a non-exclusive, nontransferable (except as allowed in Section XI of the Master Agreement) and perpetual license to operate an Object Code instance version of MPOWER(TM) on a Windows NT platform for a Live Production Environment for claims processing of encounter files up to an aggregate of [*] per month ("Initial License"), with additional volume of up to [*]% due to reprocessing of denials, associated with the first client of Customer's laboratory network business initiative. The License granted hereunder is an enterprise wide License, subject to the claims processing volume adjustments referenced herein, which will allow Customer to operate MPOWER on as many platforms, and at as many of Customer's sites as Customer deems necessary to service its needs.

      Customer may extend the license for such single, Object Code instance of MPOWER(R) ("License Extension(s)") for additional encounter file transaction processing per month by paying MPOWER the fees for such additional transactions per month defined in Section VIII below, and abiding by the terms



* Confidential Treatment Requested
      therein stipulated, and by providing the number of such additional encounter file transactions per month in writing to MPOWER within sixty
      (60) days of Customer's determination that the monthly encounter file transaction per month exceeds the total of [*] referenced above.

      Customer may copy MPOWER(R) and/or the Documentation as allowed under
      Section III of the Master Agreement. Furthermore, Customer may copy the Documentation in order to supply a copy of the Documentation to each End User of MPOWER at each Site. Customer agrees that any and all copies of MPOWER and/or the Documentation made by Customer shall include any/all copyright and proprietary notices in the same form as contained on the original copy. Except as allowed in Section III of the Master Agreement and this paragraph, Customer may not otherwise make copies of MPOWER(R) or the Documentation or any part thereof without the prior written consent of MPOWER. Customer agrees there shall be no other use of MPOWER(R) or the Documentation without the prior written consent of MPOWER except as allowed in Section II of the Master Agreement.

      In order to ensure that MPOWER(R) is being used in conformity with the license being granted under this Attachment, MPOWER shall have the right to conduct audits (either on-site or remotely, at MPOWER's option) of Customer's use of MPOWER(R) at periodic intervals, no more frequently than semi-annually. MPOWER agrees that any such on-site audit shall be scheduled in advance and at a time so as not to unduly interfere with Customer's business operations. Customer agrees that any audit revealing unauthorized use of MPOWER(R) will result in Customer's being liable for the payment of additional fees to MPOWER equal to MPOWER's fees as stated in Section VIII A of this Attachment.

III.  DELIVERY AND MEDIA

      Promptly after the full execution of this Attachment, MPOWER will deliver to Customer:

      A. one (1) copy of the then-current Release of MPOWER(R) in Object Code form; and

      B. one (1) set of the then-current version of the Documentation in electronic form in conformance with the hardware and software requirements identified in Exhibit H.

      MPOWER and Customer agree that time is of the essence in performance of this Agreement, and the following Milestones constitute material performance dates under this Agreement:

* Confidential Treatment Requested

      1. [*] after signing of the Agreement, the ,Implementation Workplan Schedule (Exhibit K) will be completed.

      2. No later than [*] the MPOWER Products provided hereunder will be ready to test for operational performance with sample transactions as specified in lines 347 through 355 of Exhibit K.

      3. The MPOWER Products provided hereunder will be capable of full on-line business operation no later than [*].

IV.   WARRANTY

      A.    General Terms

      M-POWER represents and warrants to Customer that MPOWER(R) will function in accordance with the Documentation in all ways which materially affect the performance of MPOWER(R) Products. Tiffs warranty is contingent upon Customer's using: 1) certain prerequisite hardware and software, a list of which has been provided to Customer by MPOWER (Exhibit H) for the Windows NT Release; and 2) the most recent Release of MPOWER(R), provided such Release has been available for Customer's use for thirty (30) days, or more. If Customer wishes to use certain third party software that is similar to but not the MPOWER defined "prerequisite software" to perform the functions required by such "prerequisite software", MPOWER and Customer agree to negotiate in good faith under an appropriate Work Order for MPOWER to certify whether such third party software will qualify as "prerequisite software" which is a contingency to the warranties herein. MPOWER further represents and warrants that MPOWER owns the MPOWER Products, that it has the right to grant the licenses granted hereunder without violating the rights of any third parties, and that the licenses are free and clear of all liens and encumbrances, other than security interests related to financial instruments between MPOWER and lending institutions.

      B.    Year 2000 Compliance

      MPOWER represents and warrants that the MPOWER Product(s) subject to the Agreement shall be Year 2000 Compliant. Year 2000 Compliant means that performance and functionality is not affected by dates prior to, during, and after January 1, 2000. Specifically: no value for current dates will cause any interruption in operation; date-based functionality must behave consistently for dates prior to, during and after January 1, 2000; in all interfaces and data storage, the century in any date should be specified explicitly (CCYY); the Year 2000

* Confidential Treatment Requested
      must be recognized as a leap year.

      In the event the MPOWER Product(s) require(s) modification to prevent MPOWER from being in breach of the foregoing warranty, MPOWER represents and warrants to Quest Diagnostics that it will immediately assign Senior engineering staff to work continuously until such software program is returned to the same level of functionality as warranted herein at no charge to Quest Diagnostics, time being of the essence.

      In the event MPOWER breaches the foregoing warranty, MPOWER shall defend, indemnify and hold harmless (including reasonable attorney's fees) Quest Diagnostics, its employees, officers, and directors against all costs, expenses, and liability arising from or in connection with such breach, however such indemnification is limited to the sum equal to two (2) times the sum of all payments made to MPOWER under this agreement.

      MPOWER shall also provide Quest Diagnostics, free of charge, with any new versions, upgrades, etc. of all software which prevents or corrects a breach of warranty.

      The obligations of this section shall survive the termination of the Agreement.

      MPOWER hereby grants to Quest Diagnostics a limited use source code license for MPOWER Products to be used by Quest Diagnostics or a third party vendor for the sole purpose of testing for Year 2000 compliance.

      The foregoing is Customer's sole and exclusive remedy for breach of warranty. The warranty set forth above is made to and for Customer's benefit only. The warranty will apply only if no modification, alteration or addition has been made to MPOWER(R) by persons other than MPOWER or MPOWER's authorized representative.

      THE WARRANTY SET FORTH IN THIS SECTION IV CONSTITUTES THE ONLY WARRANTY PROVIDED BY MPOWER REGARDING MPOWER AND SUCH WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, WRITTEN OR ORAL, STATUTORY, EXPRESS, OR IMPLIED. MPOWER HEREBY SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTY OF MERCHANTABILITY AND THE WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

V.    SOFTWARE MAINTENANCE SERVICES

      In consideration of payment of the annual Maintenance Fee(s) set forth in Section

      VIII B of this Attachment, Customers agrees to purchase for a minimum of
      (3) three years, but only if Customer is using the MPOWER Product, and MPOWER agrees to provide customer on an annually renewable basis with software maintenance services for MPOWER(R) as follows (provided Customer allows MPOWER, at MPOWER's request, dial-up access to MPOWER(R)):

      A.    any and all Releases regarding MPOWER(R) issued by MPOWER;

      B.    any and all updates to the Documentation issued by MPOWER; and

      C. remote diagnostic support (including dial-up capabilities) regarding MPOWER(R)to include error analysis and, where possible, correction services, twenty-four (24) hours per day, seven (7) days per week. Any on-site assistance which Customer may request and which is provided by MPOWER, which, in MPOWER's and Customer's reasonable opinions, is not necessary to determine the nature and resolution of any problems Customer may have with MPOWER(R)shall be provided by MPOWER at its then-current rates. If Customer notifies MPOWER that it suspects a material error in the program logic of MPOWER(R)or in the Documentation, MPOWER shall make all reasonable efforts to confirm the existence of the error and correct it. If the parties mutually determine that no such error exists, Customer agrees to pay MPOWER for its services at MPOWER's hourly rates then in effect and to reimburse MPOWER for any and all reasonable travel and living expenses incurred by MPOWER in rendering such services. MPOWER will use its Severity Designations in effect from time to time to provide remote diagnostic support. The current Severity Designations and attendant response times are given in Exhibit G to this Attachment.

      D.    Extended Support Services:

            MPOWER will provide Extended Support Services for Customer's technical environment through a dedicated dial-up line. As defined below, Extended Support Services will include:

            -     Database maintenance (table and file space);

            -     IBM Transaction Server maintenance;

            -     System utilities; and

            -     Application maintenance and patches.

            To help facilitate MPOWER's provision of Extended Support Services, Customer will provide onsite system administration resources with access to the system console to handle such activities as coordination of hardware troubleshooting, network/security administration and backups/loading of tapes.

      Notwithstanding the foregoing, should Customer be utilizing any Release of MPOWER(R) other than the then-most-recent Release, or the Release prior to the then-most-current Release, provided such Release has been available for Customer's use for a period of six (6) months or longer, MPOWER reserves the right, at its sole option, to terminate its obligations to provide maintenance services under this Section V at any time upon giving thirty (30) days' prior written notice to Customer. If such a condition exists, MPOWER and Customer agree to negotiate in good faith to define reasonable terms, conditions and fees for MPOWER to provide Customer with maintenance services for such then non-current Release.

      MPOWER's providing Customer with maintenance services as described in this
      Section V shall automatically continue, on an annual basis, unless either party shall give written notice to the other that it desires not to renew such maintenance services. The parties agree that such written notice shall be remitted for receipt by the other no less than ninety (90) days prior to the end of the then-current annual maintenance period.

VI.   IMPLEMENTATION AND CONVERSION SERVICES

      MPOWER agrees to provide implementation services ("Implementation Services") to assist Customer in implementing MPOWER(R) at the Site(s). These implementation services shall comprise: 1) analysis of the Site's(s') business requirements; 2) assistance in the user set up definitions and build; 3) testing of MPOWER(R); 4) pre/post activation support for end users; 5) up to forty (40) hours of initial training services and 6) project management.

      MPOWER shall charge Customer as set out in Section VIII C below for all such Implementation Services requested by Customer. Additionally, to help accommodate Customer's stated functional requirements that may not be currently operational or in sufficient compliance with Customer needs within the existing system, MPOWER shall provide up to forty (40) hours of programming modifications, as defined in Work Order(s) to be submitted, within the scope of Implementation Services, at no additional charge. Beyond the scope of the aforementioned forty (40) hours, programming modifications requested by Customer will be billed at rates set forth in
      Section VIII E below.

      Upon request, MPOWER agrees to provide conversion services ("Conversion Services") to Customer to convert its current data files from its existing software system to the MPOWER(R) database. MPOWER shall charge Customer as set out in Section VIII E below for all such Conversion Services requested by Customer.

      MPOWER reserves the right to subcontract any Implementation Services responsibilities it may accept under this Agreement. Customer shall have the right to approve MPOWER's subcontractors, which approval shall not be unreasonably withheld. If Customer objects to certain subcontractors for a stated good cause, MPOWER and Customer agree to seek a mutually agreeable resolution to Customer's objection. MPOWER's agreements with Subcontractors shall require subcontractors to agree to confidentiality terms set forth in this Agreement.

VII.  TRAINING SERVICES

      MPOWER will provide up to forty (40) hours of initial End User training within the scope of payment of initial Implementation Fees, as indicated in Section VIII.C of this Attachment. Initial training will focus on Customer's education of functionality contained within key subsystems of MPOWER(R) and will be inclusive of the following:

      -     Mapping of business rules to benefit plan templates;

      -     Establishment of workflow procedures and user-defined variables;

      -     Use of standard and ad-hoc reporting systems; and

      - Methods for maintenance of key information being stored in the system.

      MPOWER will provide Customer under an appropriate Work Order, at MPOWER's then-current fees, with additional training sessions regarding MPOWER(R) to a reasonable number of Customer's personnel. All such training, including initial End User training, shall be conducted at location(s) elected by Customer at time(s) which are mutually acceptable to both parties. Current fees for additional training sessions are provided in
      Section VIII F.

VIII. FEES

      A.    MPOWER(R) License Fees.

            1.    Fee for the Initial License.
            Customer agrees to pay MPOWER a license fee ("Initial License Fee") equal to two hundred fifty thousand Dollars [$250,000] for the master license granted in Section II of this Attachment for claims processing of encounter files up to an aggregate of [*] per month ("Initial License"), with additional volume of up to [*]% due to reprocessing of denials, associated with Customer's laboratory network business initiative. Customer agrees the Initial License Fee is due to MPOWER and payable according to the schedule shown in Exhibit C hereto.

* Confidential Treatment Requested

            2.    Fees for License Extensions.

            Customer may, during the term of this Agreement, provided Customer is current with all Maintenance Fees, exercise an incremental license or incremental licenses for claims processing of additional [*] encounter files per month ["License Extension(s)"] by paying to MPOWER an additional license fee ("License Extension Fee") as shown on Exhibit C hereto for each such License Extension.

            The Initial License Fee and the License Extension Fee(s) may be referred to as the License Fee(s).

            The License Extension Fees will be billed and paid in accordance with the terms and conditions outlined in this Agreement.

      B.    Annual Maintenance Fees.

            Customer agrees to pay to MPOWER for the software maintenance services described above a software maintenance fee ("Maintenance Fee") equal to eighteen percent (18%) of the aggregate of the Initial License Fee and all License Fee Extensions paid or payable by Customer to MPOWER.

            Extended Support Services described in Section V.D above will be provided by MPOWER to Customer at no additional charge to the aforementioned Maintenance Fee during the first year of maintenance. Subsequent to the first year of maintenance, the fee for Extended Support Services will be seven thousand five hundred ($7,500.00) Dollars per month. Any such annual increases in Extended Support Service fees shall not exceed the CPI. Customer may elect not to renew Extended Support Services pursuant to the notification procedure outlined in Section V above.

            The annual Maintenance Fee is due and payable as follows: the first annual Maintenance Fee shall be due and payable upon the occurrence of Final Acceptance as indicated in Exhibit A hereto.

            Each subsequent annual Maintenance Fee shall be billed and due annually, based on the anniversary date of the first annual Maintenance Fee due date. MPOWER will invoice Customer on an annual basis for the maintenance fee. Customer agrees to pay such invoices within thirty (30) days after Customer's receipt of the invoice.

* Confidential Treatment Requested

            Maintenance Fees Payment Schedule is outlined in Exhibit D to this Attachment.

      C.    Implementation Fees.

            As outlined in Section VI above, MPOWER will provide set-up, implementation, interface development, programming modifications, training and installation services based upon the functional requirements forwarded by Customer on [*], as seen in Exhibit I, and furthermore defined on [*], as seen in Exhibit J, in anticipation of meeting a target operational live date of [*]. A sample New Account Implementation Workplan Schedule is provided in Exhibit K. The activities and sequence of events depicted in this template may be modified as necessary according to the requirements of the project.

            The Implementation Fee of One Hundred Thousand Dollars ($100,000) will be payable as outlined in the schedule provided in Exhibit E.

      D.    Travel and out of pocket expenses.

            The fees set out above do not include travel and other out-of-pocket expenses which may be incurred by MPOWER in the course of delivering the products and services described in this Attachment. MPOWER shall use all its reasonable efforts to keep these travel and other out-of-pocket expenses to a minimum. MPOWER will invoice Customer for MPOWER's actual travel and out of pocket expenses on a monthly basis, as they are incurred, and Customer agrees to pay such invoices within thirty (30) days after receipt of the invoice, which shall provide reasonably sufficient detail, as required by Customer.

      E.    Other Services

            Customer may request and MPOWER may perform other services ("Other Services") for Customer, which services shall be described in a Work Order, which shall be considered an addendum to this Agreement and covered under the terms of this Agreement, unless stated otherwise in the applicable Work Order. The Service Fee rate in effect through calendar year 1999 is [*] ($[*]) dollars per hour. Any such increases in Service Fee rates beyond 1999 shall not exceed the CPI.

      F.    Additional Training Sessions

            Customer may request and MPOWER may perform additional training sessions beyond the scope of the aforementioned initial End User training,

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
            as described in Section VII of this Attachment. Additional training services shall be described in a Work Order, which shall be considered an addendum to this Agreement and covered under the terms of this Agreement, unless stated otherwise in the applicable Work Order. The rate in effect for additional training services through calendar year 1999 is [*] ($[*]) dollars per day. Customer may include as many of its personnel in such sessions as may reasonably be accommodated within a classroom environment. Any such increases in additional training session rates beyond 1999 shall not exceed the CPI.

IX.   THIRD PARTY PRODUCTS

      Customer has the option to utilize Third Party Products with MPOWER(R) as outlined in Exhibit B.

X.    ACCEPTANCE

      As soon as practicable after completion of preliminary testing, Customer shall begin using MPOWER(R) in a simulated processing environment using Customer's data. MPOWER(R) shall be deemed fully accepted ("Final Acceptance") upon the conclusion of any consecutive five (5) day period in which the MPOWER(R) functions in simulated processing mode without any Severity 1 program errors, as described in Exhibit G hereto. Customer shall execute a Certificate of Acceptance (Exhibit A), which shall be attached hereto and made a part of this Agreement. The date shown on the Certificate of Acceptance will be the beginning date of any warranty or maintenance periods provided for in this Agreement or any Exhibit hereto. Notwithstanding the above, MPOWER(R) shall be deemed fully accepted upon the earlier to occur of the date of the Certificate of Acceptance or the placement of MPOWER(R) in a Live Production Environment.

XI.   ADDITIONAL TERMS AND CONDITIONS

      In addition to the terms and conditions of this Attachment, the parties agree that all the terms and conditions of the Master Agreement shall also apply to Customer's use of MPOWER(R). Should any terms or conditions of this Attachment and the Master Agreement conflict, the terms and conditions of this Attachment shall take precedence. Should any terms or conditions of an applicable Work Order and this Attachment or the Master Agreement conflict, the terms and conditions of the applicable Work Order shall take precedence.

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
      The parties have each read this Attachment and agree to be bound by all of its provisions. The parties further agree that this Attachment (including its Exhibits) and the Master Agreement constitute the complete and exclusive statement of the agreement between the parties regarding MPOWER(R) and supersedes any and all prior agreements and understandings between them pertaining to MPOWER(R) and takes precedence over the provisions of any purchase orders submitted to MPOWER by Customer. This Attachment may be amended only in writing signed by both parties.


QUEST DIAGNOSTICS INCORPORATED               MPOWER SOLUTIONS INC.
("CUSTOMER")                                 ("MPOWER")

BY: /s/ GERALD C. MARRONE                    BY: /s/ MARK S. RANGELL
    -----------------------------                -------------------------------
    SIGNATURE OF AUTHORIZED                      SIGNATURE OF AUTHORIZED
    SIGNATORY                                    SIGNATORY

Gerald C. Marrone                            Mark S. Rangell
--------------------------------             -----------------------------------
NAME PRINTED                                 NAME PRINTED

SENIOR VICE PRESIDENT                        SENIOR VICE PRESIDENT
--------------------------------             -----------------------------------
TITLE                                        TITLE

8/24/98                                      8/12/98
--------------------------------             -----------------------------------
DATE                                         DATE

                                   EXHIBIT A

                          FINAL ACCEPTANCE CERTIFICATE

Customer hereby acknowledges and MPOWER Solutions Inc. hereby accepts that MPOWER(R) has been accepted by Customer per the date noted below. This will be the basis for the beginning of any warranty or maintenance periods provided for in this Agreement or any Exhibit hereto.

Date of Final Acceptance
                          ------------

Accepted by Customer:                      Accepted by MPOWER:

QUEST DIAGNOSTICS INCORPORATED             MPOWER SOLUTIONS INC.

By:                                        By:
   -----------------------------               ---------------------------------

Name (Printed):                            Name (Printed):
               -----------------                          ----------------------

Title:                                     Title:
      --------------------------                  ------------------------------

Date:                                      Date:
      --------------------------                  ------------------------------

                                    EXHIBIT B

                            NOT CURRENTLY APPLICABLE.

                                    EXHIBIT C

           MPOWER(R) LICENSE FEE PAYMENT SCHEDULE FOR THE LICENSE FEES

      Refer to Section VII A for MPOWER(R) License terms and conditions.

License Fees will become due and payable as set forth below.

License Fees will become due and payable as set forth below. Notwithstanding anything to the contrary in the Agreement, the obligation of Customer to License the Software, and pay full License Fees, may be cancelled by Customer's providing notice to MPOWER no later than [*] of Customer's intent to cancel this Agreement. In the event that such notice is provided, Customer shall have no further liability to MPOWER under this Agreement, unless Customer exercises the option to renew its rights under this Agreement by providing notice of its intent to do so no later than [*]. In the event that Customer provides notice of cancellation, Customer will forfeit any and all fees paid to MPOWER prior to notice of cancellation, as well as pay any outstanding fees identified in
Section VIII of the Attachment I of the Agreement for services already performed prior to MPOWER's receipt of notice of cancellation, in addition to $22,500 which is half of the First Year Annual Maintenance Fee (per Exh D). The $22,500 will be applied to the First Year Annual Maintenance Fee in the event that Customer renews its rights under the Agreement by December 31, 1998.

                                           EXPECTED            PERCENTAGE       AMOUNT
PAYMENT TRIGGERING EVENT                   TIMEFRAME               DUE           DUE
------------------------------           --------------        ----------    -------------
Contract Execution                       [*]                   [*]            [*]
Customer Installation                    [*]                   [*]            [*]
Completion of Acceptance Test            [*]                   [*]            [*]

Optional License Extension               Indeterminate            [*]%            Per
                                         Future (if and         (Optional)      Schedule
                                         when business                         (Optional)
                                         need dictates)

License Extension Fee(s):

-  Increments of clams processing
   for up to [*] encounter
   files/month                                                               $ 80,000

In the event that Customer provides notice of its intent to cancel this Agreement,


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
Customer shall have the option to renew its rights hereunder by providing notice of same to MPOWER by December 31, 1998. If Customer renews its rights hereunder the fees previously paid and forfeited shall be applied to the Agreement as if there had been no temporary cancellation of this Agreement.

                                    EXHIBIT D

                 MPOWER ANNUAL MAINTENANCE FEE PAYMENT SCHEDULE

MPOWER billing and Customer paying of Annual Maintenance Fees is outlined in
Section VIII B. Refer to Section VIII B for on-going and MPOWER Annual Maintenance Fee terms and conditions.

PAYMENT                  ESTIMATED                                          ESTIMATED
TRIGGERING               TIMEFRAME      PERCENTAGE DUE                      AMOUNT DUE
----------               ---------      --------------                      ----------
Final Acceptance         [*]            100% of First Year Annual           $45,000
                                        Maintenance Fee

First and                Annually       100% of Annual Maintenance          18% of Total
Subsequent               Thereafter     Fee                                 License Fee
Anniversaries of
Acceptance

Extended Support         Annually       n/a                                 $7,500 per month
Services                 Thereafter                                         (Optional)



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
                                    EXHIBIT E

               MPOWER INITIAL IMPLEMENTATION FEE PAYMENT SCHEDULE

MPOWER billing and Customer payment of Implementation Fees are outlined in
Section VIII C. Refer to Section VIII C. for Terms and Conditions.

PAYMENT                  ESTIMATED          PERCENTAGE         ESTIMATED
TRIGGERING EVENT         TIMEFRAME             DUE             AMOUNT DUE
-------------------      --------------     ----------         ----------
Contract Execution       [*]                   60%              $60,000
Customer
Installation             [*]                   20%              $20,000
Completion of
Acceptance Test          [*]                   20%              $20,000



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
                                    EXHIBIT F

                          MODULES INCLUDED IN MPOWER(R)

All modules are included by MPOWER and comprise MPOWER(R) as of the date of this
Attachment:

-   Set-ups

-   Group Enrollment & Contracting

-   Premium Billing & Accounts Receivable

-   Member / Subscriber Enrollment

-   Provider Contracting

-   Capitation

-   Claims Adjudication for UB92 / HCFA 1500 Claims

-   Certifications / Authorizations

-   Customer Service

-   Letter Generation

-   Medicare Risk

-   Medicaid Processing

-   Ad Hoc Reporting

                                    EXHIBIT G

                   SEVERITY DEFINITIONS AND RESOLUTION PROCESS

-     SEVERITY 1.

            The problem causes complete loss of service in the production and staging environment and work cannot reasonably continue. The problem or defect has one or more of the following characteristics:

      > Data corruption. Physical or logical data is unavailable or incorrect.
            Examples: Block format corruption, invalid indices, corruption of meta-data, incorrect results.

      >     Critical functionality is not available.

      > System hangs. The process hangs indefinitely or there is severe performance degradation, causing unreasonable waits for resources or response, as if the system is hanging,

      >     The entire MPOWER application crashes repeatedly.

      > Database process or background processes fail and continue to fail after restart attempts.

      >     Potential for above occurrences is defined imminent.

      RESOLUTION OF SEVERITY 1: Until the issue is resolved MPOWER Solutions will work on Severity 1 around the clock (7x24). As a result of the severity, the customer must provide MPOWER with a point of contact during the 7x24 period. The customer's point of contact will assist the MPOWER customer support and development staff in gathering data, testing fixes in the customer's testing legion, and applying fixes to the customer production environment.

-     SEVERITY 2:

            Problem or product defect causes a severe impact on the customer's business regardless of customer environment. No workaround is available, however operations can continue in a restricted fashion. The problem or defect has one or more of the following characteristics:

      > Business Impact Examples: The customer can handle current volume, but will not be able to handle quarter close; At close, customer finds totals wrong, but close is not for a few weeks.

      > Internal software error, causing the application to fail to run to completion, or return wrong results, or software error severely degrades performance.

      > Some important functionality is unavailable, yet the system can continue to operate in a restricted fashion.

      >     Potential for above occurrences is defined imminent.

      RESOLUTION OF SEVERITY 2: MPOWER Solutions will work on Severity 2 bug based on customer assigned priority. Severity 2 fixes will be added in the next scheduled maintenance or patch release.

-     SEVERITY 3.

            Problem or product defect causes minimal impact on the Customer's business. The impact of the problem or defect is minor or an inconvenience, such as a manual bypass to restore product functionality. The problem or defect has one or more of the following characteristics:

      >     A software error for which there is an acceptable workaround.

      >     Software error minimally degrades performance.

      > Software error or incorrect behavior has minor impact the operation of the system.

      RESOLUTION OF SEVERITY 3: Fixes for severity 3 bugs will be added to the priority list for the next major scheduled release of the product. The order of priority for resolving severity 3 issues will be assigned jointly by the Customer and MPOWER.

-     SEVERITY 4.

      The problem or product defect causes NO impact on the Customer's business. The problem or defect is a minor error, incorrect behavior, or a documentation error that in no way impedes the operation of a system.

      RESOLUTION OF SEVERITY 4: Fixes for severity 4 bugs will be added to the priority list for the next major scheduled release of the product. The order of priority for resolving severity 4 issues will be assigned jointly by the Customer and MPOWER.

                                    EXHIBIT H

                       PRE-REQUISITE HARDWARE AND SOFTWARE
                  FOR THE RELEASE OF MPOWER(R) ON AN NT SERVER

Products required:

For the NT Server are

      1.)   IBM'S TRANSACTION SERVER FOR WINDOWS NT VERSION 4.02

      2.)   MICROFOCUS'S COBOL VERSION 4.0.32.

      3.)   IBM'S UDB UNIVERSAL DEVELOPERS EDITION FOR NT VERSION 5.0

For an NT Client (PC running either Win95 or NT - 32bit OS):

      1.) MULTISOFT'S WCL TOOLKIT VERSION 5.0 32BIT - WCL is the communication interface product that passes data from a 3270 emulator to VB.

      2.) WALL DATA'S RUMBA FOR THE MAINFRAME WIN95/NT CLIENT VERSION 5.2 - Rumba provides 3270-comparable connectivity to a host computer.

      3.) IBM'S UDB CLIENT SETUP VERSION 5.0 - Allows for ODBC connectivity to back end databases.

For the client to communicate with the server:

      Communication protocol is via TCP/IP, so the clients need to networked, 32 bit OS, PCs. The server machine should have at least the hardware recommended by Microsoft for running the NT 4.0 Server operating system attached to the network.

                                    EXHIBIT I

                        CUSTOMER FUNCTIONAL REQUIREMENTS
                        (AS COMMUNICATED ON MAY 5, 1998)

[Two page "Requirements" document to follow]

                                    EXHIBIT J

                        CUSTOMER FUNCTIONAL REQUIREMENTS
                       (AS COMMUNICATED ON JULY 24, 1998)


[Three Page "Functional Analysis Grid" to follow]

                                    EXHIBIT K

              NEW ACCOUNT IMPLEMENTATION WORKPLAN SCHEDULE (SAMPLE)


[Twenty Page "Client Implementation Schedule.xls" to follow]